Exhibit 32.1

CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002, each of the undersigned officers of Hana Biosciences, Inc. do hereby certify that:

(a) the Annual Report on Form 10−K of Hana Biosciences, Inc. (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Hana Biosciences, Inc.

Date: March 15, 2006	/s/ Mark J. Ahn
Mark J. Ahn
President and Chief Executive Officer

Date: March 15, 2006	/s/ John P. Iparraguirre
John P. Iparraguirre
Chief Financial Officer